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                                  EXHIBIT 10(d)



               Change In Control Agreement dated December 10, 2002

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                           CHANGE IN CONTROL AGREEMENT
                           ---------------------------

         This Agreement, made this 10th day of December, 2002, by and between THE CITIZENS BANK OF PHILADELPHIA, MISSISSIPPI (referred to herein as "Employer") and GREG L. MCKEE (referred to herein as "Employee").

                                   WITNESSETH:

         WHEREAS, the Employee will be employed by Employer as Chief Executive Officer and President effective January 1, 2003;

         WHEREAS, the Employer recognizes the valuable services hereto to be performed for it by Employee and wishes to entice Employee to continue said employment;

         WHEREAS, the Employee wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after any Change in Control of the Employer;

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Employer shall pay certain compensation to Employee after a Change in Control of the Employer;

         WHEREAS, the Employee and the Employer have entered into this Change in Control Agreement ("Agreement') which controls all issues relating to the compensation to be paid by Employer to Employee in the event of a Change in Control as herein described; and

         WHEREAS, the Employee and Employer acknowledge that this is not an employment agreement and that Employee's employment with the Corporation is on an at will basis only.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

                                    Article 1
                                   Definitions

Whenever used within this Agreement, the following terms shall have the meanings hereinafter set forth.

1.1      "Board of Directors" means board of directors of the Employer.

1.2 "Change in Control" means the earliest of the following events with respect to the Employer:

         (i) The acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than fifty

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               percent (50%) of the outstanding capital stock of Employer entitled to vote for the election of directors ("Voting Stock");

         (ii) The effective time of (1) a merger or consolidation of Employer with one or more other corporations as a result of which the holders of the outstanding Voting Stock of Employer immediately prior to such merger hold less than fifty percent (50%) of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property of Employer other than to an entity of which Employer owns at least fifty percent (50%) of the Voting Stock; or

         (iii) The election to the Board of Directors of Employer, without the recommendation or approval of a majority of the incumbent Board of Directors of Employer, of directors constituting a majority of the number of directors of Employer then in office.

                                    Article 2
                                Term of Agreement

2.1 The term of this Agreement shall commence on January 1, 2003 ("Effective Date") and end on the earlier of (i) the termination or resignation of Employee's employment with the Employer; or (ii) upon the payment of compensation by Employer to Employee in the event of a Change in Control pursuant to Article 4. Upon the termination of this Agreement, neither party shall have any further obligation hereunder.

                                    Article 3
                             Obligation of Employee

3.1 Employee's obligation under this Agreement shall be to perform the duties required of him as President and Chief Executive Officer of the Employer and such other duties as reasonably associated with such positions and as may be reasonably requested by the Board of Directors of the Employer.

                                    Article 4
                     Payment to Employee - Change in Control

4.1 Payment to Employee. In the event there is a Change in Control during the term of this Agreement, Employer shall make certain payments to the Employee as described below.

         (i) Amount of Payment. Employer shall commence payments to Employee equal to 2.99 times the Employee's average annual compensation for the five calendar years immediately proceeding the year in which the Change in Control occurs. For purposes of this provision average annual compensation shall have the same meeting as "base amount" which is provided in Section 280G of the Internal Revenue Code

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               and accompanying regulations and includes all compensation includable in the Employee's gross income during the applicable period.

         (ii) Internal Revenue Code of Limitations. Notwithstanding any provision of this Agreement to the contrary, if payments to Employee under this Agreement and/or any other payment or benefit from the Employer to Employee in connection with a Change in Control is subject (or would be subject to if Employee was considered as a "disqualified individual" under Code Section 280G(c)) to the excise tax imposed under Code Section 4999 or any similar excise or penalty tax payable under any United States federal, state, local or other law, such payments or benefits shall be reduced to the extent necessary to avoid the excise tax (or to avoid such tax if Employee was considered as a "disqualified individual"). The determination of whether a reduction is required under this Section shall be made by the Employer's independent accountants, and, to the extent practicable, Employee shall be entitled to reasonably select the payments or property that will remain payable after the application of this Section. Employee shall be deemed to have forfeited any right to any payment or property that is subject to reduction hereunder, without requirement of further notice.

         (iii) Timing of Payments. Such payments shall be payable in twelve (12) equal monthly installments commencing on the first business day of the month next following the date of a Change in Control.

         (iv) Mitigation of Payment. Employee shall not be required to terminate employment with the Employer in order to receive the benefits hereunder or to mitigate the amount of any payment provided for by this Agreement by seeking other employment or otherwise. In addition, any other amounts received by the Employee from the Employer or a successor company shall not mitigate the amount of any payment hereunder.

         (v) Death of Employee. If the Employee shall die while any amounts would still be payable to him on an installment basis as provided in (a) above if he had continued to live, as a result of a Change in Control which occurred prior to his death and during the term of this Agreement, such amounts shall be paid in accordance with the terms of this Agreement to the Employee's designees or beneficiaries or, if there is no such designee or beneficiary, to the Employee's estate.

                                    Article 5
                                   Successors

5.1 Successors in Interest. This Agreement shall be binding upon any and all successors and assigns of the Employer.

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                                    Article 6
                                  Miscellaneous

6.1 Waiver. The waiver by the Employer of a breach by Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Employee.

6.2 Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not effect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

6.3 Relevant Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Mississippi.

6.4 Attorneys' Fees. Should either the Employer or Employee bring an action under this Agreement, the prevailing party will be entitled to reimbursement from the non-prevailing party as to attorney fees, filing fees and other such costs related to the enforcement of the terms of this Agreement.

6.5 Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

         (i)   If to the Employer:

               The Citizens Bank of Philadelphia, Mississippi
               P. O. Box 209
               Philadelphia, Mississippi 39350
               Attention: Mr. Steve Webb

         (ii)  If to the Employee:

               Greg L. McKee
               --------------------------
               Philadelphia, Mississippi 39350

6.6 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration. Such arbitration shall be conducted in the City of Jackson, Mississippi, in accordance with the Rules of American Arbitration Association.

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6.7      Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written Agreement of the Employer and Employee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                  EMPLOYER:


                                  THE CITIZENS BANK OF PHILADELPHIA, MISSISSIPPI


                                  By: /s/ Steve Webb
                                      ------------------------------------------

                                  Title: Chief Executive Officer
                                         ---------------------------------------


                                  EMPLOYEE:


                                  /s/ Greg L. McKee
                                  ----------------------------------------------
                                  GREG L. MCKEE


                                  EMPLOYEE'S DESIGNATED BENEFICIARY:


                                  Linda L. McKee
                                  ----------------------------------------------


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